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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 19, 1997


                                 FAIRCOM INC.
             (Exact name of registrant as specified in its charter)


       Delaware                     0-15392               87-0394057
(State or other jurisdiction     (Commission             (IRS Employer
     of incorporation)           File Number)         Identification No.)

333 Glen Head Road, Old Brookville, New York                   11545
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (516) 676-2644

                                 Not Applicable
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         (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS

         On December 17, 1997, Faircom Inc. released the following announcement:

                   FAIRCOM AND REGENT SIGN MERGER AGREEMENT

         Old Brookville, New York, December 17, 1997. . . Faircom Inc. and Regent Communications, Inc. jointly announced today that they had executed a definitive Agreement of Merger, dated as of December 5, 1997. The merger will be accomplished through a tax-free exchange of Convertible Preferred Stock of Regent for all of the outstanding shares of Faircom. The Preferred Stock will have a liquidation preference of $5.00 per share plus accrued but unpaid dividends, vote on a basis equal to the common stock into which it is convertible, provide for a 7% cumulative annual dividend rate and be convertible into Regent common stock on a share-for-share basis. The Preferred Stock will be registered under the Securities Act of 1933. An over-the-counter trading market in the Preferred Stock is anticipated upon the closing of the merger.

         The number of shares of Regent Preferred Stock to be issued to Faircom stockholders will be determined by Faircom's debt and working capital at the time of the closing of the merger and final valuation of a pending station acquisition in Shelby, Ohio. A closing of the merger in the first quarter of 1998 is currently anticipated.

         The closing of the merger is subject to the approval of the Federal Communications Commission with respect to the transfer of FCC licenses, effectiveness of a registration statement and delivery of a related proxy statement to Faircom's stockholders, satisfaction of the conditions of the merger agreement and the approval of Faircom's stockholders. The conditions of the merger agreement include the completion of the pending acquisition by Regent of The Park Lane Group of 16 radio stations located in five California and two Arizona markets.

         The Crisler Company and Hoffman Schutz Media Capital, Inc. are acting as Faircom's financial advisors and Star Media Capital has advised Regent.

         Faircom is a publicly owned group radio broadcaster whose shares are quoted on the OTC Bulletin Board (symbol:"FXCM") and traded in the over-the-counter market. Faircom's executive offices are at 333 Glen Head Road, Old Brookville, New York. Regent is a closely held group radio broadcaster with executive offices at 50 East River Center Boulevard, Covington, Kentucky.

                             (END OF ANNOUNCEMENT)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         C. EXHIBITS


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         1. Agreement of Merger Among Faircom Inc. and Regent Merger Corp. and
Regent Communications, Inc., dated as of December 5, 1997.

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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           FAIRCOM, INC.



Date: December 19, 1997                    By  /s/ Joel M. Fairman
                                           -------------------------------
                                           Name: Joel M. Fairman
                                           Title: President



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